Exhibit 99.1

FOR IMMEDIATE RELEASE

Cytora Therapeutics, Made Scientific, and Zeo ScientifiX Announce Partnership to Manufacture and Commercialize Cytora’s Allogeneic Stem Cell Therapy in the United States

Three-Way Collaboration to Bring Innovative Oral Mucosal Stem Cell Therapy with U.S. GMP Manufacturing and Commercialization Infrastructure to Patients Seeking Treatment for Non-healing Diabetic Foot Ulcers and Other Indications

PRINCETON, N.J., DAVIE, Fla., and TEL AVIV, Israel, January 7, 2026 — Cytora Therapeutics Ltd. (Cytora), a clinical-stage biotechnology company based in Israel developing allogeneic, stem cell therapies; Made Scientific, Inc. (Made Scientific), a leading U.S.-based cell therapy contract development and manufacturing organization (CDMO); and Zeo ScientifiX, Inc. (Zeo), a Florida-based clinical-stage biopharmaceutical company specializing in research, clinical trials, manufacturing and the commercialization, and market access of biologics, today announced a comprehensive strategic partnership to advance and commercialize Cytora’s novel allogeneic, off- the- shelf, human oral mucosal stem cell therapy in the United States.

The partnership objectives will be the commercialization of the Cytora novel therapeutic through available avenues that have opened up under Florida’s recently passed stem cell law, which permits the use of non-FDA- approved stem cells therapies that are compliant with the new regulations for the treatment of wound care, pain, and orthopedic conditions and the parallel commencement of U.S. FDA Phase 2b clinical trials for the therapeutic towards the goal of obtaining an approved FDA license.

Under this multi-party collaboration, Cytora will provide the right to manufacture Cytora’s product, while continuing clinical and regulatory development, Made Scientific will serve as the exclusive U.S. manufacturing partner, GMP manufacture, and quality control release testing of starting tissue-derived cell banks and final drug product from its state-of-the-art Princeton, New Jersey facility, and Zeo will serve as the exclusive U.S. commercial partner, providing market access, distribution infrastructure, and clinical site management.

The partnership will initially pursue commercialization under Florida’s Senate Bill 1768, a stem cell therapy access law, which provides a pathway for commercialization of adult allogeneic stem cell therapies for patients that suffer from wound care, pain, and orthopedic conditions. Diabetic foot ulcers (DFUs) will serve as the lead indication, providing a potentially meaningful treatment option for an estimated 125,000 new patients annually in Florida alone. The collaboration plans to expand into additional wound, orthopedic, and pain management indications—therapeutic categories that collectively represent over 3.6 million annual cases in the state. The partnership will also support a U.S. FDA IND pathway for a Phase 2b clinical trial and future international regulatory submissions.

Cytora’s technology is based on proprietary allogeneic human oral mucosal stem cells (hOMSCs), a unique cell population with demonstrated regenerative potential supported by hOMSC200 Phase 1/2a clinical data. Unlike other stem cell sources, oral mucosal stem cells can be collected through minimally invasive procedures and exhibit favorable characteristics for tissue regeneration and wound healing.

“This strategic partnership represents a major milestone for Cytora as we advance our products toward the market for the benefit of U.S. patients,” said Yona Geffen, Ph.D., CEO of Cytora Therapeutics. “Made Scientific’s world-class manufacturing expertise combined with Zeo’s deep understanding of the U.S. regenerative medicine market create an ideal foundation for bringing our innovative oral mucosal stem cell therapy to patients who urgently need new treatment options. Non-healing diabetic foot ulcers affect millions of patients and represent a significant unmet medical need. We believe Cytora’s product has the potential to transform outcomes for these patients and how wounds and other conditions are treated. In parallel, we continue to develop our novel technology for additional indications under U.S. FDA INDs.”

“We are excited to partner with Cytora and Zeo on this transformative collaboration that brings together complementary expertise across technology, manufacturing, and commercialization,” said Syed T. Husain, Chairman and CEO of Made Scientific. “This partnership exemplifies Made’s commitment to supporting innovative cell therapies from development through commercial supply. Our integrated GMP manufacturing capabilities—including full compliance with U.S. FDA and EU GMP Annex 1 requirements—position us to deliver Cytora’s innovative therapy that can make a meaningful difference for patients suffering from chronic wounds.”

“Zeo has built the regulatory expertise, clinical infrastructure, and physician networks specifically to capitalize on the newly passed Florida’s SB 1768 stem cell law and other legal use of stem cell frameworks,” said Ian Bothwell, CEO and CFO of Zeo ScientifiX. “Partnering with Cytora and Made Scientific allows us to bring a differentiated allogeneic stem cell therapy to the physicians and patients we already serve. This partnership reflects our shared commitment to expanding patient access to transformative cell therapies through responsible, compliant commercialization.”

In a completed Phase 1/2a randomized, placebo-controlled clinical trial, Cytora’s hOMSC200 demonstrated a favorable safety profile with no serious adverse events related to treatment, as reviewed by an independent Data Safety Monitoring Board (DSMB). The therapy showed statistically significant superiority over placebo in wound surface area reduction, with complete wound closure achieved in diabetic patients whose ulcers had been open for an average of 27 months.

About Made Scientific

Made Scientific is a leading U.S.-based cell therapy contract development and manufacturing organization (CDMO) specializing in the development, manufacturing, and release of autologous and allogeneic cell therapy products for clinical- and commercial-supply. Operating from two state-of-the-art manufacturing facilities in New Jersey, Made Scientific combines the agility and entrepreneurial spirit of a specialist CDMO with the global expertise and resources of GC Corporation of South Korea, a global leader in the pharmaceutical and biotechnology sectors. For more information, visit www.madescientific.com.

About Cytora

Cytora is an Israeli biopharmaceutical company at the forefront of stem cell therapy. Cytora developed a revolutionary technology to produce off-the-shelf (allogeneic) therapeutic doses of human oral mucosa stem cells to treat challenging diseases, including chronic wounds such as incurable diabetic foot ulcers (DFUs) and degenerative diseases such as Parkinson’s disease, multiple system atrophy (MSA), and Alzheimer’s disease. The Company successfully completed a Phase 1/2a study for treating DFUs and is currently conducting a Phase 1 study for the treatment of MSA. Cytora’s technology platform is based on the discoveries of Prof. Sandu Pitaru, Faculty of Medicine, School of Dentistry at Tel Aviv University, who is also the scientific founder of the Company. For additional information, please visit www.cytorastem.com.

About ZEO ScientifiX™, Inc.

ZEO ScientifiX™, Inc. (OTCQB:ZEOX) is a clinical-stage biopharmaceutical company located at Nova Southeastern University’s Collaborative Center for Research focused on research, clinical trials and the manufacturing of biological products. Our leading portfolio of proprietary products are derived from ethically sourced birth tissue and are compliant with Florida’s new stem cell therapy law, ZEO’s superior line of biological products include mesenchymal stem cells, stem cell derived exosomes, Whartons Jelly matrix, placental membrane tissues and amniotic fluid. ZEO also manufactures Patient Pure X™ (“PPX™”), a proprietary autologous biologic containing a nanoparticle fraction that is precipitated from a patient’s own peripheral blood. ZEO’s products are all manufactured in FDA-registered, cGMP-compliant laboratory facilities. To learn more, please visit https://zeoscientifix.com.

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential,” or similar expressions, involving known and unknown risks and uncertainties. Although the parties to the partnership described herein believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. No assurances can be given that Florida’s SB 1768 stem cell legislation will be beneficial to any of the parties to this partnership, or that any initiatives related to this new law will increase revenues. With respect to ZEO ScientifiX, Inc. (OTCQB: ZEOX), investors are reminded that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, inability to expand sales and distribution channels, legislation or regulations affecting operations, including product pricing, reimbursement or access, the ability to protect patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in ZEO ScientifiX’s periodic reports filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are made as of the date of this release, and none of the parties undertakes any obligation to update any forward-looking statement.

Media Contacts

Made Scientific, Inc.

Lucy Taylor

Head of Marketing

media@madescientific.com

Cytora Therapeutics Ltd.

Tsipi Haitovsky

Global Media Liaison

Tsipihai5@gmail.com

Zeo ScientifiX, Inc.

Jacqueline Domenech

1-888-963-7881

IR@zeoscientifix.com

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